Exhibit 99.1

AMERICAN CAMPUS COMMUNITIES

2013/2014 LEASING STATUS

Wholly-owned properties – summary

Applications + Leases	Current Year Applications + Leases[1]	Current Year Rentable Beds[2]	Current Year % of Rentable Beds	Prior Year Applications + Leases[1]	Prior Year Rentable Beds[2]	Prior Year % of Rentable Beds	Design Beds	Final Fall 2012 Occupancy[3]
Q4 2013 Same Store Wholly-owned Properties								
Legacy Properties	45,630	64,824	70.4%	49,326	64,845	76.1%	65,622	97.0%
2012 Acquisitions-Campus Acquisitions Portfolio	4,510	6,550	68.9%	n/a	n/a	n/a	6,590	93.9%
2012 Acquisitions-Other	3,198	4,182	76.5%	379	627	60.4% [4]	4,205	98.7%
Subtotal-Q4 2013 Same Store Wholly-owned Properties	53,338	75,556	70.6%	49,705	65,472	75.9% [4]	76,417	96.9%
New Wholly-owned Properties								
Kayne Anderson Portfolio	8,079	12,020	67.2%	n/a	n/a	n/a	12,049	92.2% [6]
2013 Development Properties	4,545	4,517	100.6%	n/a	n/a	n/a	4,553	n/a
Subtotal-New Wholly-owned Properties	12,624	16,537	76.3%	n/a	n/a	n/a	16,602	92.2% [4]
Total-Wholly-owned Properties	65,962	92,093	71.6%	49,705	65,472	75.9% [4]	93,019	96.2% [4]

Leases	Current Year Leases[1]	Current Year Rentable Beds[2]	Current Year % of Rentable Beds	Prior Year Leases[1]	Prior Year Rentable Beds[2]	Prior Year % of Rentable Beds	Design Beds	Final Fall 2012 Occupancy[3]	Initial Rate Increase	Projected Rate Increase[5]
Q4 2013 Same Store Wholly-owned Properties										
Legacy Properties	41,479	64,824	64.0%	44,614	64,845	68.8%	65,622	97.0%	2.5%	2.0%
2012 Acquisitions-Campus Acquisitions Portfolio	4,265	6,550	65.1%	n/a	n/a	n/a	6,590	93.9%	-0.9%	-1.6%
2012 Acquisitions-Other	3,013	4,182	72.0%	340	627	54.2% [4]	4,205	98.7%	2.7%	2.9%
Subtotal-Q4 2013 Same Store Wholly-owned Properties	48,757	75,556	64.5%	44,954	65,472	68.7% [4]	76,417	96.9%	2.2%	1.7%
New Wholly-owned Properties										
Kayne Anderson Portfolio	7,562	12,020	62.9%	n/a	n/a	n/a	12,049	92.2% [6]	0.3%	-0.2%
2013 Development Deliveries	3,769	4,517	83.4%	n/a	n/a	n/a	4,553	n/a	n/a	n/a
Subtotal-New Wholly-owned Properties	11,331	16,537	68.5%	n/a	n/a	n/a	16,602	92.2% [4]	n/a	n/a
Total-Wholly-owned Properties	60,088	92,093	65.2%	44,954	65,472	68.7% [4]	93,019	96.2% [4]	n/a	n/a

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2013/2014 academic year represents properties that will be classified as same store properties during the fourth quarter 2013 (the first full quarter of operations in the 2013/2014 academic year.) This represents properties purchased or developed prior to October 1, 2012.

1. As of April 9, 2013 for the current year and April 9, 2012 for the prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2012.
4. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2012 occupancy.
5. Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy.
6. Represents September 30, 2012 occupancy per the previous portfolio owner. This portfolio was acquired by the company on November 30, 2012.

AMERICAN CAMPUS COMMUNITIES::